UNITED STATES

SECURITIES AND EXCHANGE COMMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2019

BUSINESS FIRST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Louisiana	333-200112	20-5340628
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Laurel Street, Suite 101 Baton Rouge, Louisiana		70801
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (225) 248-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BFST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 40 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☒

5.07	Submission of Matters to a Vote of Security Holders

On May 16, 2019, Business First Bancshares, Inc. (“Business First”) held its Annual Meeting of Shareholders to consider and act upon the items listed below:

1.	The shareholders of Business First elected the individuals listed below to serve as directors of Business First until the 2020 Annual Meeting of Shareholders by the votes set forth in the table below:

	For	Against	Abstain	Broker Non-Vote
Lloyd Alford	8,171,773	541,779	26,662	2,323,417
Jack E. Byrd, Jr.	8,648,360	44,417	47,437	2,323,417
John Graves	8,179,547	534,836	25,831	2,323,417
Robert Greer, Jr.	8,158,800	543,118	38,296	2,323,417
David L. Laxton, III	7,805,605	907,947	26,662	2,323,417
Rolfe McCollister, Jr.	8,154,480	559,903	25,831	2,323,417
Andrew McLindon	8,687,392	13,695	39,127	2,323,417
David Melville, III	8,696,034	17,518	26,662	2,323,417
Patrick Mockler	6,749,429	1,952,489	38,296	2,323,417
David Montgomery	8,676,261	24,826	39,127	2,323,417
Arthur Price	8,676,379	24,708	39,127	2,323,417
Fayez K. Shamieh, MD	7,027,271	1,686,281	26,662	2,323,417
C. Stewart Slack	8,125,486	575,601	39,127	2,323,417
Kenneth Smith	8,653,756	16,956	69,502	2,323,417
Thomas Everett Stewart	8,700,100	14,283	25,831	2,323,417
N. Jerome Vascocu	8,649,807	65,323	25,084	2,323,417
Steve White	8,472,420	228,667	39,127	2,323,417
Robert Yarborough	8,689,027	25,356	25,831	2,323,417

2.

The shareholders of Business First ratified the appointment of Hannis T. Bourgeois, LLP as Business First’s independent registered public accounting firm for the year ending December 31, 2019 by the vote set forth in the table below:

For	Against	Abstain
10,994,925	1,893	66,813

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 22, 2019

Business First bancshares, inc.

By:	/s/ David R. Melville, III
David R. Melville, III
President and Chief Executive Officer